Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

KITARA HOLDCO CORP.

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Pursuant to Section 242 of the

General Corporation Law of Delaware

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The undersigned Chief Executive Officer of Kitara Holdco Corp. (the “Corporation”) does hereby certify:

FIRST: The name of the Corporation is Kitara Holdco Corp.

SECOND: The certificate of incorporation of the Corporation is hereby amended by deleting Article I in its entirety and by substituting the following new Article I in lieu thereof:

ARTICLE I
NAME

The name of the corporation is Propel Media, Inc. (the “Corporation”).

THIRD: The foregoing amendment to the Corporation’s certificate of incorporation was duly approved and adopted in accordance with the provisions of Sections 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has signed this certificate of amendment on this 3rd day of February, 2015.

/s/ Robert Regular
Robert Regular Chief Executive Officer